UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

    COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Ligonier Street, Latrobe, PA	15650
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (724) 539-3501

Item 5. Other Events and Required FD Disclosure

On June 15, 2004, the Board of Directors of the Company adopted a proposed amendment to the Articles of Incorporation of the Company which is intended to eliminate cumulative voting rights of shareholders.  The Company plans to submit the proposed amendment to the shareholders of the Company for approval at a special meeting of the shareholders to be scheduled on or about September 21, 2004.

The Company issued a press release on June 16, 2004 announcing the Board's adoption of the proposed amendment.  A copy of the press release is  attached to this Report as Exhibit 99.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                       Commercial National Financial Corporation

                                                   (Registrant)

Date: June 16, 2004

By:	/s/ Gregg E. Hunter
President and Chief Executive
Officer